                                                                   EXHIBIT 10.6

                                  DADE BEHRING
                        2002 MANAGEMENT STOCK OPTION PLAN

     1. PURPOSE OF OPTION PLAN. This Dade Behring 2002 Management Stock Option Plan (the "OPTION PLAN") of Dade Behring Holdings, Inc. (the "COMPANY") is designed to provide incentives to such present and future officers and employees of the Company or its Subsidiaries (individually or collectively, "Employer") as may be selected in the sole discretion of the Committee (collectively, "PARTICIPANTS"), through grants of Options by the Company to Participants.

     2. DEFINITIONS. Certain terms used in this Option Plan have the meanings set forth in Appendix I.

     3.   GRANT OF OPTIONS.

     The Options granted under this Option Plan shall be in such number and form and upon such terms and conditions as set forth below:

     (a) NUMBER OF OPTIONS. Options for Four Million One Hundred Eighty-Eight Thousand Two Hundred Thirty-One (4,188,231) Option Shares shall be granted on the Effective Date. Options for One Million One Hundred Forty-Three Thousand Five Hundred Thirty-Five (1,143,535) Option Shares shall be granted on the first anniversary of the Effective Date and Options for Four Hundred Seventy Thousand Five Hundred Eighty-Eight (470,588) Option Shares shall be granted on or after the first anniversary of Effective Date to employees hired or promoted after the Effective Date. Options with respect to any other Option Shares which may become available for issuance under this Option Plan shall be granted at such time as determined appropriate by the Committee. Within the parameters set forth in this subsection, the Committee shall determine the executives and key employees who shall receive grants of Options and the number of Option Shares with respect to which such Option grants shall relate. Unless such Participant is promoted, a Participant who is granted Options on the Effective Date and the first anniversary of the Effective Date shall not be eligible to receive additional Options under this Option Plan until after the second anniversary of the Effective Date. On or after the expiration of the reliance period set forth in Treasury Regulations Section 1.162-27(f)(2) or any successor provision, the maximum number of shares of Common Stock (subject to the adjustment provided in Section
          9) available to any one Participant under this Option Plan through Options granted after such period in any one calendar year is Five Hundred Thousand (500,000) shares of Common Stock.

     (b) OPTION PRICE. The Option exercise price per share ("Option Price") for each Option granted on the Effective Date shall be fourteen dollars seventy-two cents ($14.72). The Option Price for each Option granted on a date after the Effective Date shall be the lower of (i) ninety percent (90%) of the Fair Market Value of a share of Common Stock at the date of grant of the Option or (ii) eighteen dollars forty cents ($18.40).

     (c) EXERCISABILITY. The Options at each time set forth below will vest, and thus become exercisable with respect to the cumulative percentage of Option Shares set forth opposite such time if the respective Participant is, and has been, continuously employed by the Employer from the date of grant through such date:

                                                                     Cumulative Percentage
                                                                    of Options Exercisable
                                             Time                         and Vested
     ------------------------   -------------------------------   --------------------------
     Options Granted on         Earlier of (i) Effectiveness of
     Effective Date:            S-8 Registration Statement or               40%
                                (ii) Ninety (90) Days after the
                                Grant Date

     Options Granted on First   Grant Date                                  40%
     Anniversary of Effective
     Date:

     All Options:               First Anniversary of Respective
                                Grant Date                                  60%

     All Options:               Second Anniversary of
                                Respective Grant Date                       80%

     All Options:               Third Anniversary of
                                Respective Grant Date                      100%

          Notwithstanding anything to the contrary herein, all Options of a Participant whose employment with the Employer is terminated by the Employer without Cause shall be fully vested and thus exercisable upon such termination of employment without Cause regardless of the time period since the grant of the Option.

          Furthermore, all Options will vest and become exercisable upon a Change in Control regardless of the time period since the Option grant.

     (d) EXPIRATION DATE. Except as otherwise set forth herein, vested and exercisable Options will expire on the earliest of (i) the six month anniversary of the Participant's termination of employment with the Employer if the Participant's termination of employment occurs as a result of death or Disability; (ii) if the Participant's termination of employment with the Employer occurs other than as a result of death, Disability or the Employer's termination of the Participant's employment for Cause, then on the ninetieth (90th) day after the Participant's

                                 - Page 2 of 6 -

          Termination Date; (iii) immediately upon the Employer's termination of the Participant's employment for Cause; (iv) the tenth anniversary of the date of grant, or (v) the date provided in Section 6 below; provided that any portion of the Options which has not vested on or prior to the Termination Date shall expire on the Termination Date or the date of death or Disability or termination of employment for Cause, as applicable and may not be exercised under any circumstance.

     (e) VESTING OF OPTION SHARES. Option Shares shall be fully vested immediately upon exercise of the vested and exercisable Option to which such Option Shares were subject.

     (f) PROCEDURE FOR EXERCISE. At any time after all or any portion of the Options have become vested and exercisable with respect to any Option Shares and prior to their expiration date (as described in Section 3(d) above), a Participant may exercise all or a portion of such Option with respect to the Option Shares by providing notice of exercise to the Company or its designee in such manner designated by the Company together with payment in full. Payment may be made by delivery of (i) cash or its equivalent (e.g., by check), (ii) other shares of Common Stock (by either actual delivery of Common Stock or by attestation - presenting satisfactory proof of beneficial ownership of such Common Stock; provided such shares of Common Stock were held for at least six months (or such other period established by generally accepted accounting principles) if such shares were received under this Option Plan or any other equity compensation plan of the Company) in the amount or value equal to the product of the Option Price multiplied by the number of Option Shares to be acquired plus the amount of any additional federal, state and local taxes required to be withheld by reason of the exercise of the Option, or (iii) partly as set forth in (i) and partly as set forth in (ii). Alternatively, if the Common Stock is listed on the Nasdaq stock market or a national securities exchange, payment of the Option Price multiplied by the number of Option Shares to be acquired plus the amount of any additional federal, state and local taxes required to be withheld may be made, to the extent permissible by law, by a "cashless exercise" through a third party.

     (g) NONQUALIFIED OPTIONS. Options are not intended to be "incentive stock options" within the meaning of Section 422A of the Code.

     4. ADMINISTRATION OF THE OPTION PLAN. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Option Plan, including but not limited to the full power and authority (a) to interpret the terms of this Option Plan, the terms of any Options granted under this Option Plan, and the rules and procedures established governing any such Options and (b) to determine the rights of any person under this Option Plan, or the meaning of requirements imposed by the terms of this Option Plan or any rule or procedure. Each action of the Committee shall be binding on all persons. Without amending this Option Plan, the Committee may grant Options or other awards to eligible persons who are foreign nationals on such terms and conditions different from those

                                 - Page 3 of 6 -
specified in this Option Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Option Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws or regulations in other countries or jurisdictions in which the Employer operates or has employees.

     5. RESTRICTIONS ON TRANSFER. A Participant or his estate or heirs are entitled to exercise the Options. The Committee in its discretion may permit Participants in the Option Plan to transfer Options to family members. For this purpose the term "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

     6. CHANGE IN CONTROL AND GUARANTEED OPTION GAIN. In connection with a Change in Control, the Committee will determine to what extent, if any, the Options shall become cancelled subject to the satisfaction of the following conditions: (a) upon the consummation of the Change in Control, each holder of Option Shares will receive the same form of consideration and the same portion of the aggregate consideration that holders of such number of shares of Common Stock as is equal to the number of Option Shares subject to the Options would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Change in Control and (b) each holder of Options, whether or not vested and exercisable, will be given a reasonable opportunity to exercise such rights prior to the consummation of a Change in Control and participate in such Change in Control as holders of Common Stock. Without limitation on the foregoing Participant right to exercise Options prior to the Change in Control, the Committee may, but shall not be obligated to, make provision in connection with a Change in Control for a cash payment to each holder of Options in consideration for the cancellation of such Options which may equal the excess, if any, of the value of the consideration to be paid in the transaction to holders of the same number of shares of Common Stock subject to such Options (or if no consideration is paid in any such transaction, the Fair Market Value of shares of Common Stock subject to such Options) over the aggregate Option Price of such Options.

     In the event of a Change in Control within five years after the Effective Date, the Company shall create a one-time cash bonus pool equal to twenty million dollars ($20,000,000) (the "Bonus Pool"), which shall be paid upon the Change in Control to the Participants on a ratable basis based on each individual's share of options granted under this Option Plan and the Dade Behring 2002 Chief Executive Officer Equity Plan which are still outstanding immediately prior to the Change in Control or in connection with the Change in Control; PROVIDED, HOWEVER, that the Bonus Pool shall be reduced (but not below zero) by the aggregate amount of any realized gain in such outstanding options upon the occurrence of a Change in Control. For the avoidance of doubt, "realized gain" shall mean any gross (before-tax) proceeds received by the

                                 - Page 4 of 6 -

Participants or the Chief Executive Officer (in cash, stock, other property (other than any roll-over or substitute option), or any combination thereof) in respect of such outstanding options in connection with the Change in Control, reduced by any option exercise price paid.

     7. LIMITATION ON THE AGGREGATE NUMBER OF SHARES. The number of shares of Common Stock issued under this Option Plan shall not exceed, in the aggregate, Five Million Eight Hundred Two Thousand Three Hundred Fifty-Four (5,802,354) shares of Common Stock (as such number is equitably adjusted pursuant to Section 9 hereof). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under this Option Plan. Shares of Common Stock to be issued upon exercise of Options may be either authorized and unissued shares, treasury shares, or a combination thereof as the Board shall determine.

     8. REGISTRATION. Upon the request of the Chief Executive Officer of the Company, the Company shall file and cause to be effective on the Effective Date or as soon as practicable thereafter (or such later time requested by the Chief Executive Officer of the Company) an S-8 Registration Statement for Option Shares pursuant to this Option Plan. Each Participant shall have rights with respect to Option Shares no less favorable than those rights provided to Management Holders with respect to Registrable Common Stock in the Registration Rights Agreement.

     9. ADJUSTMENT FOR CHANGE IN COMMON STOCK. In the event of a reorganization, recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the Common Stock or any distribution to shareholders of Common Stock other than regular cash dividends or any transaction determined in good faith by the Committee to be similar to the foregoing, the Committee shall make appropriate equitable changes in the number and type of shares authorized by this Option Plan, the number and type of shares covered by outstanding Options and the Option Prices specified therein and the maximum number of Shares for which Options may be granted during a calendar year to a Participant. Subject to
Section 6, if the Company consolidates with or merges into any entity or reclassifies or reorganizes its shares of Common Stock, or if there shall occur any share exchange or other similar extraordinary transaction, in each case pursuant to which all of the outstanding shares of Common Stock are converted into, exchanged or otherwise transferred for, stock or other securities, rights, options, assets, notes, cash or other property, then the Participants shall have the right thereafter to receive, upon exercise of their Options (at the same aggregate Option Price), the number of shares of stock and other securities, rights, options, assets, notes, cash and other property to which a holder of the number of shares of Common Stock into which the Option could have been exercised immediately prior to such event (without regard to any limitations on exercisability pursuant to this Option Plan) would have been entitled upon such transaction and the Company shall make lawful provision therefor as a part of such consolidation, merger, reclassification, reorganization, share exchange or other similar extraordinary transaction.

     10. NO CONTRACT OF EMPLOYMENT AND STOCKHOLDER STATUS. Neither the adoption of this Option Plan nor the grant of any Options, nor ownership of Options or Common Stock shall

                                 - Page 5 of 6 -
be deemed or construed to obligate the Employer to continue the employment, appointment or engagement of any Participant for any particular period nor lessen the Employer's right to terminate the employment of any Participant. No Option confers upon any Participant any rights as a stockholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

     11. TAXES. The Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due from the Participant with respect to any amount payable and/or shares of Common Stock issuable under this Option Plan. The Participant may elect to pay a portion or all of the minimum required withholding taxes by (a) delivery of shares of Common Stock (provided such shares of Common Stock were held for at least six months (or such other period established by generally accepted accounting principles) if such shares were received under this Option Plan or any other equity compensation plan of the Company) or (b) having shares of Common Stock withheld by the Company from any shares of Common Stock that would otherwise have been received by the Participant.

     12. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

     13. TERMINATION AND AMENDMENT. The Board at any time may suspend or terminate this Option Plan and make such additions or amendments as it deems advisable under this Option Plan, except that no such action shall reduce the number of Option Shares subject to outstanding Options granted to any Participant or the number of Option Shares to be subject to Options not yet granted but of which individuals have been provided notice or adversely to the Participant change the terms and conditions of such outstanding or promised Options without the Participant's consent (or if the Participant is not alive, the consent of the affected beneficiary of the Participant). No Options shall be granted or shares of Common Stock issued hereunder after the tenth anniversary of the Effective Date.

     14. DELAWARE LAW TO GOVERN. This Option Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to internal conflict rules.

                                 - Page 6 of 6 -

                                   APPENDIX I

     "BOARD" means the Company's board of directors.

     "CAUSE" shall have the meaning assigned to such term in any individual Participant's written employment arrangements with the Company or any of its Subsidiaries, and additionally, in any event shall include (or in the absence of any such written employment arrangement shall mean) (a) the intentional disregard of a written direction from the Board to a Participant to which such Participant has not objected within ten (10) business days of receiving such written direction, which intentional disregard is materially injurious to the Company or any of its Subsidiaries, (b) the knowing and intentional theft by such Participant of property of the Company or any of its Subsidiaries, which property has a substantial value, (c) the commission by such Participant of an act of moral turpitude which is materially injurious to the Company or any of Subsidiaries or (d) any material breach of any employment agreement between the Company or its Subsidiaries and such Participant.

     "CHANGE IN CONTROL" means, at any time following the consummation of the Plan of Reorganization on the Effective Date, the occurrence of any of the following:

     (a) Any "Person" (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended ("1934 Act") and used in Sections 13(d) and 14(d) thereof, including a "group" within the meaning of Section 13(d)(3)) has or acquires "Beneficial Ownership" (within the meaning of Rule 13d-3 under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are held or acquired by the following: (i) the Company or any of its Subsidiaries, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries (the persons or entities described in (i) and (ii) shall collectively be referred to as the "Excluded Group") or (iii) any underwriter (strictly in its capacity as underwriter) of an Initial Public Offering or initial purchaser (strictly in its capacity as initial purchaser) in an Rule 144A offering, shall not constitute a Change in Control.

     (b) At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the "Incumbent Board") cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of more than fifty percent (50%) of the directors then comprising the Incumbent Board, such new director shall, for purposes of this subsection (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual "Election Contest" (as described in the former Rule 14a-11 promulgated under the 1934

          Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), or (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

     (c) Immediately prior to a consummation of a merger, consolidation or reorganization or similar event involving the Company, whether in a single transaction or in a series of transactions ("Business Combination"), unless, following such Business Combination:

          (i) the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Surviving Company") in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

          (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than fifty percent (50%) of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

          (iii) no Person (other than a member of the Excluded Group or any Person who immediately prior to such Business Combination had Beneficial Ownership of fifty percent (50%) or more of the then Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the then combined voting power of the Surviving Company's then outstanding voting securities.

     (d) Immediately prior to the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than a member of the Excluded Group) unless, immediately following such disposition, the conditions set forth in paragraph (c)(i), (ii) and (iii) above will be satisfied with respect to the entity which acquires such assets.

     (e) Approval by the Company's stockholders of a liquidation or dissolution of the Company or the occurrence of a liquidation or dissolution of the Company.

     "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "COMMITTEE" means (a) the Chief Executive Officer with respect to Options to employees of the Employer other than executive officers of the Company, and
(b) the Board or in the Board's discretion a committee composed of two or more members of the Board, with respect to Options to executive officers of the Company.

     "COMMON STOCK" means the Company's class of capital stock designed as Common Stock, par value one cent ($0.01) per share, or, in the event that the outstanding shares of Common Stock are after the Effective Date recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

     "DISABILITY" means disability as defined in the Company's long-term disability plan or as otherwise determined by the Committee.

     "EFFECTIVE DATE" means the Effective Date as defined in the Plan of Reorganization.

     "FAIR MARKET VALUE" of a share of Common Stock means on a given date (a) if the principal market for the Common Stock is the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the highest and lowest reported sale prices of a share of Common Stock on the date of the determination on the principal market on which the Common Stock is then listed or admitted to trading, (b) if the Common Stock is not listed on the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the closing high bid and low asked prices of a share of Common Stock on the date of the determination as reported by the system then regarded as the most reliable source of such quotations, (c) if the Common Stock is listed on a domestic stock exchange or market or quoted in a domestic market or service, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous day on which so reported or (d) if none of the foregoing clauses apply, the fair market value of a share of Common Stock as determined in good faith by the Board and stated in writing in a notice delivered to the holders of the Common Stock involved.

     "MANAGEMENT HOLDERS" shall have the meaning assigned to such term in the Registration Rights Agreement.

     "OPTION" means any option enabling the holder thereof to purchase any class of Common Stock from the Company granted pursuant to the provisions of this Option Plan.

     "OPTION SHARES" with respect to a Participant, means Common Stock issuable to such Participant upon exercise of any Options granted hereunder.

     "PLAN OF REORGANIZATION" means the plan of reorganization of the Company approved by the bankruptcy court in 2002.

     "REGISTRABLE COMMON STOCK" shall have the meaning assigned to such term in the Registration Rights Agreement.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement attached as Exhibit 10.2 to the Company's Form 10 Registration Statement.

     "SUBSIDIARY" shall mean (a) any corporation of which the outstanding equity interests having at least a majority of votes entitled to be cast in the election of the directors under ordinary circumstances shall at the time be owned, directly or indirectly, by the Company or (b) any other type of business entity of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by the Company.

     "TERMINATION DATE" means the date the Participant is no longer employed by the Company or any of its Subsidiaries other than because of death or Disability or as a result of the Employer's termination of the Participant's employment for Cause.

                                  DADE BEHRING
                        2002 MANAGEMENT STOCK OPTION PLAN
                           ACCEPTANCE & ACKNOWLEDGMENT

To:  _______________________

     By signing this form and returning it to Dade Behring Holdings, Inc. (the "Company") you confirm the existence and acceptance of the options to purchase a total of _________ shares of the Company's Common Stock, par value $0.01 per share, at an exercise price of $_____ pursuant to the grant made on __________ pursuant to the Company's 2002 Management Stock Option Plan (the "Option Plan"), a copy of which is attached.

     You represent that when you exercise the Options (as defined in the Option
Plan) you will be purchasing Common Stock (as defined in the Option Plan) for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Common Stock acquired upon exercise of Options unless your offer, sale or other disposition thereof is registered under the Securities Act of 1933 and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration thereunder. You agree that you will not offer, sell or otherwise dispose of any Common Stock acquired upon exercise of Options in any manner which would violate or cause the Company to violate the Securities Act of 1933, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Common Stock acquired upon exercise of Options may bear such legends as the Company deems necessary or desirable in connection with the Securities Act of 1933 or other rules, regulations or laws.

     As a condition to your receipt of the Options, you agree to execute the Employment Agreement attached to this Acceptance and Acknowledgment.

     By signing below and returning this form to the Company, you acknowledge your full understanding of, and agreement with, all of the terms and conditions of the Option Plan (as it may be amended or modified from time to time in accordance with its terms) as applied to your Options and any shares of Common Stock issuable upon exercise of your Options and all the terms and conditions of the attached Employment Agreement and acknowledge the receipt of a copy of the Option Plan.

                                            Sincerely,

                                            Dade Behring Holdings, Inc.

                                            By:
                                               ---------------------------------
                                            Its:
ACCEPTED AND ACKNOWLEDGED

---------------------------------
Name:

Date:
     ----------------------------

Please retain a copy of this form for your own records.